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                                                                    EXHIBIT 21.1
                                                                Fiscal 1998 10-K


                               OUTLOOK GROUP CORP.

                              List of Subsidiaries*



     Outlook Foods, Inc., a Wisconsin corporation

     Outlook Label Systems, Inc., a Wisconsin corporation

     Outlook Packaging, Inc., a Wisconsin corporation


(All are wholly-owned by Outlook Group Corp.)

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*    Represents all companies at to which Outlook Group Corp.
     holds 50% or more of the outstanding securities.